                                                                    EXHIBIT d(3)

                                     FORM OF

                          INVESTMENT ADVISORY AGREEMENT

                                     Between

                             PENN SERIES FUNDS, INC.

                                       and

                      INDEPENDENCE CAPITAL MANAGEMENT, INC.




         INVESTMENT ADVISORY AGREEMENT, made as of May 1, 2000 by and between PENN SERIES FUNDS, INC. ("Penn Series"), a corporation organized and existing under the laws of the State of Maryland, and INDEPENDENCE CAPITAL MANAGEMENT, INC. ("Adviser"), a corporation organized and existing under the laws of the State of Pennsylvania.

                                   WITNESSETH:

         WHEREAS, Penn Series is an open-end management investment company registered as such under the Investment Company Act of 1940, as amended (the "Act") and is authorized to issue shares in separate series with each series representing interests in a separate fund of securities and other assets; and

         WHEREAS, Adviser is engaged principally in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

         WHEREAS, Penn Series desires Adviser to render investment advisory services to Penn Series in the manner and on the terms and conditions hereinafter set forth, and Adviser desires to render such services under such terms and conditions:

         NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the parties hereto agree as follows:

         1. Investment Advisory Services. Adviser shall serve as investment adviser and shall supervise and direct the investments of the investment funds of Penn Series set forth in Schedule A to this Agreement (individually a "Fund" and collectively the "Funds"), in accordance with the investment objectives, program and restrictions applicable to the Fund as provided in Penn Series' Prospectus and Statement of Additional Information, as amended from time to time, and such other limitations as may be imposed by law or as Penn Series may impose with notice in writing to Adviser. No investment will be made by Adviser for a Fund if that investment would be in violation of the objectives, program, restrictions or limitations of the Fund. Adviser shall not take custody of any assets of Penn Series, but shall issue settlement instructions to the custodian designated by Penn Series (the "Custodian"). Adviser shall obtain and evaluate such information relating to the economy, industries, businesses, securities markets and securities as it may deem necessary or useful in the discharge of its obligations hereunder and shall formulate and implement a continuing program for the management of the assets and resources of each Fund in a manner consistent with the investment objectives of the Fund. In furtherance of this duty, Adviser, as agent and attorney-in-fact with respect to Penn Series, is authorized, in its discretion and without prior consultation with Penn Series, to:

         (i) buy, sell, exchange, convert, lend, and otherwise trade in any stocks, bonds, and other securities or assets; and

         (ii) place orders and negotiate the commissions (if any) for the execution of transactions in securities with or through such brokers, dealers, underwriters or issuers as Adviser may select, in conformance with the provisions of Paragraph 4 herein;

provided, however, that Adviser shall make no investment for a Fund that is in violation of the objectives, program, restrictions or limitations of the Fund.

         2. Accounting and Related Services. Adviser agrees to cooperate with the Accounting Services Agent appointed by Penn Series pursuant to the Accounting Services Agreement entered into by Penn Series and the Accounting Services Agent. As requested from time to time, Adviser shall provide Penn Series and its Accounting Services Agent with such information as may be reasonably necessary to properly account for financial transactions with respect to each Fund.

         3. Investment Advisory Fees. For the services rendered to Penn Series under this Agreement, Penn Series will pay Adviser fees based on average daily net assets of each Fund at the rates set forth in Schedule B to this Agreement. Each fee shall be accrued for each calendar day and the sum of the daily fee accruals shall be paid monthly to Adviser as of the first business day of the next succeeding calendar month. The daily fee will be computed by multiplying the fraction of one over the number of calendar days in the year by the annual rate applicable to the Fund as set forth above, and multiplying this product by the net assets of the Fund. The Fund's net assets, for purposes of the calculations described above, will be determined in accordance with Penn Series' Prospectus and Statement of Additional Information as of the close of business on the most recent previous business day on which Penn Series was open for business.

         4. Expense Limitations. In the event expenses of certain Funds exceed the expense limitation set forth in Schedule C to this Agreement, Adviser agrees to waive its investment advisory fee or remit payments to such Funds in the manner and to the extent set forth in Schedule C.

         5. Brokerage. In executing portfolio transactions and selecting brokers or dealers for a Fund, Adviser will use its best efforts to seek the best price and the most favorable execution of its orders. In assessing the best price and the most favorable execution for any transaction, Adviser shall consider the breadth of the market in the security, the price of the security, the skill, financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any. Where best price and most favorable execution will not be compromised, Adviser may take into account the research and related services that the broker has provided to Penn Series or the Adviser. It is understood that the Adviser will not be deemed to have acted unlawfully or to have breached a fiduciary duty to the Fund or be in breach of any obligation owing to the Fund under this Agreement, or otherwise, by reason of its having directed a securities transaction on behalf of the Fund to a broker-dealer in compliance with the provisions of Section 28(e) of the Securities Exchange Act of 1934 or as described from time to time in the Penn Series' Prospectus and Statement of Additional Information. In addition, Adviser is authorized to take into account the sale of variable contracts which are invested in Penn Series shares in allocating to brokers or dealers purchase and sale orders for portfolio securities, provided that Adviser believes that the quality of the transaction and commission are comparable to what they would be with other qualified firms. Adviser shall regularly advise Penn Series' Board of Directors as to all payments of commissions and as to its brokerage policies and practices and shall follow such instructions with respect thereto as may be, given by Penn Series' board.

         6. Use of the Services of Others. Adviser may (at its cost except as contemplated in Section 5 of this Agreement) employ, retain or otherwise avail itself of a sub-adviser or sub-advisers to assist it in performing its duties and meeting its responsibilities under this Agreement, and may delegate to such sub-adviser or sub-advisers duties assumed by the Adviser under this Agreement. In addition, Adviser may (at its cost, except as contemplated in Section 5 of this Agreement) employ, retain or otherwise avail itself of the services or facilities of other persons or organizations for the purpose of providing itself or Penn Series, as appropriate, with such statistical and other factual information, such advice regarding economic factors and trends, such advice as to occasional transactions in specific securities or such other information, advice or assistance as Adviser may deem necessary, appropriate or convenient for the discharge of its obligations hereunder or otherwise helpful to Penn Series, or in the discharge of Adviser's overall responsibilities with respect to the other accounts which it serves as investment adviser.

         7. Personnel, Office Space, and Facilities. Adviser at its own expense shall furnish or provide and pay the cost of such office space, office equipment, office personnel, and office services as it, or any affiliated corporation of Adviser, requires in the performance of services under this Agreement.

         8. Ownership of Software and Related Material. All computer programs, magnetic tapes, written procedures and similar items developed and used by Adviser or any affiliate in performance of this Agreement are the property of Adviser and will not become the property of Penn Series.

         9. Certain Personnel. Adviser agrees to permit individuals who are officers or employees of Adviser to serve (if duly elected or appointed) as officers, directors, members of any committee of directors, members of any advisory board, or members of any other committee of Penn Series, without remuneration or other cost to Penn Series. Adviser shall pay all salaries, expenses, and fees of officers and/or directors of Penn Series who are affiliated with Adviser.

         10. Reports to Penn Series and Cooperation with Accountants. Adviser, and any affiliated corporation of Adviser performing services for Penn Series described in this Agreement, shall furnish to or place at the disposal of Penn Series, such information, reports, evaluations, analyses and opinions as Penn Series may, at any time or from time to time, reasonably request or as Adviser may deem helpful, to reasonably ensure compliance with applicable laws and regulations or for any other purpose. Adviser and its affiliates shall cooperate with Penn Series' independent public accountants and take all reasonable action in the performance of services and obligations under this Agreement to assure that the information needed by such accountants is made available to them for the expression of their opinion without any qualification as to the scope of their examination, including, but not limited to, their opinion included in Penn Series' annual report under the Act and annual amendment to Penn Series' registration statement under the Act.

         11. Reports to Adviser. Penn Series shall furnish or otherwise make available to Adviser such prospectuses, financial statements, proxy statements, reports, and other information relating to the business and affairs of Penn Series, as Adviser may, at any time or from time to time, reasonably require in order to discharge its obligations under this Agreement.

         12. Ownership of Records. All records required to be maintained and kept current by Penn Series pursuant to the provisions of rules or regulations of the Securities and Exchange Commission under Section 31(a) of the Act and that are maintained and kept current by Adviser or any affiliated corporation of Adviser, or by any sub-adviser or affiliated corporation of a sub-adviser, on behalf of Penn Series are the property of Penn Series. Such records will be preserved by Adviser or an affiliated corporation, or by any sub-adviser or affiliated corporation, for the periods prescribed in Rule 3la-2 under the Act, where applicable, or in such other applicable rules that may be adopted from time to time under the Act. Such records may be inspected by representatives of Penn Series at reasonable times, and, in the event of termination of this Agreement, will be promptly delivered to Penn Series.

         13. Services to Other Clients. Nothing herein contained shall limit the freedom of Adviser or any affiliated person of Adviser to render investment supervisory and other services to other investment companies, to act as investment adviser or investment counselor to other persons, firms or corporations, or to engage in other business activities. It is understood that

Adviser may give advice and take action for its other clients which may differ from advice given, or the timing or nature of action taken, for a Fund. Adviser is not obligated to initiate transactions for a Fund in any security which Adviser, its principals, affiliates or employees may purchase or sell for its or their own accounts or for other clients.

         14. Confidential Relationship. Information furnished by one party to another, including a party's respective agents and employees, is confidential and shall not be disclosed to third parties unless required by law. Adviser, on behalf of itself and its affiliates and representatives, agrees to keep confidential all records and other information relating to Penn Series, except after prior notification to and approval in writing by Penn Series, which approval shall not be unreasonably withheld, and may not be withheld where Adviser or any affiliate may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by Penn Series.

         15. Proxies. Subject to such direction and oversight by Penn Series as the Board of Directors of Penn Series shall deem appropriate, Adviser shall vote proxies solicited by or with respect to the issuers of securities held in the Funds.

         16. Instructions, Opinion of Counsel and Signatures. At any time Adviser may apply to an officer of Penn Series for instructions, and may consult legal counsel for Penn Series, in respect of any matter arising in connection with this Agreement, and Adviser shall not be liable for any action taken or omitted by it or an affiliate in good faith in accordance with such instructions or with the advice or opinion of Penn Series' legal counsel. Adviser and its affiliates shall be protected in acting upon any instruction, advice, or opinion provided by Penn Series or its legal counsel and upon any other paper or document delivered by Penn Series or its legal counsel believed by Adviser to be genuine and to have been signed by the proper person or persons and shall not be held to have notice of any change of authority of any officer or agent of Penn Series, until receipt of written notice thereof from Penn Series.

         17. Compliance with Governmental Rules and Regulations. Except as such responsibility may be placed upon Adviser or any affiliate expressly by, or by fair implication of, the terms of this Agreement, and except for the accuracy of information furnished to Penn Series by Adviser or any affiliate, Penn Series assumes full responsibility for the preparation, contents and distribution of the prospectuses for Penn Series, for complying with all applicable requirements of the Act, the Securities Exchange Act of 1934, the Securities Act of 1933, and any other laws, rules and regulations of governmental authorities having jurisdiction over Penn Series.

         18. Limitation of Liability. Neither Adviser nor any of its affiliates, their officers, directors, employees or agents, or any person performing executive, administrative, trading, or other functions for Penn Series (at the direction or request of Adviser), or Adviser or its affiliates in connection with the discharge of obligations undertaken or reasonably assumed with respect to this Agreement, shall be liable for any error of judgment or mistake of law or for any loss suffered by Penn Series in connection with the matters to which this Agreement relates, except for such error, mistake or loss resulting from willful misfeasance, bad faith, negligence or misconduct in the performance of its, his or her duties on behalf of Penn Series or constituting or resulting from a failure to comply with any term of this Agreement. Adviser shall not be responsible for any loss incurred by reason of any act or omission of the Custodian Transfer Agent, Accounting Services Agent, or other third party with which Company has a contractual arrangement, or of any broker, dealer, underwriter or issuer selected by Adviser with reasonable care.

         19. Obligations of Penn Series and Adviser. It is expressly agreed that the obligations of Penn Series and Adviser hereunder shall not be binding upon any of their directors, shareholders, nominees, officers, agents or employees, personally. The execution and delivery of this Agreement have been authorized by the Board of Directors of Penn Series and signed by an authorized officer of Penn Series, acting as such, and shall bind Penn Series.

         20. Indemnification by Penn Series. Penn Series will indemnify and hold Adviser harmless from all loss, cost, damage and expense, including reasonable expenses for legal counsel, incurred by Adviser resulting from: (i) any action or omitting to act by Adviser or any affiliated corporation, with respect to any service described in this Agreement, upon instructions reasonably believed by Adviser or any affiliated corporation to have been executed by an individual who has been identified in writing by Penn Series as a duly authorized officer of Penn Series; or (ii) any action by Adviser or any affiliated corporation, with respect to any service described in this Agreement, upon information provided by Penn Series in form and under policies agreed to by Adviser and Penn Series. Adviser shall not be entitled to such indemnification in respect of actions or omissions constituting negligence or willful misconduct of Adviser or its affiliates, agents or contractors, or constituting a failure by Adviser or any affiliate to comply with any term of this Agreement. Prior to the confession of any claim against Adviser which may be subject to this indemnification, Adviser shall give Penn Series reasonable opportunity to defend against said claim in its own name or in the name of Adviser.

         21. Indemnification by Adviser. Adviser will indemnify and hold harmless Penn Series from all loss, cost, damage and expense, including reasonable expenses for legal counsel, incurred by Penn Series resulting from any claim, demand, action or suit arising out of Adviser's or any affiliate's failure to comply with any term of this Agreement or which arise out of the willful misfeasance, bad faith, negligence or misconduct of Adviser, its affiliates, their agents or contractors. Penn Series shall not be entitled to such indemnification in respect of actions or omissions constituting negligence or willful misconduct of Penn Series or its agents or contractors or constituting a failure by Penn Series to comply with any term of this Agreement; provided, that such negligence or misconduct is not attributable to Adviser or any person that is an affiliate of Adviser or an affiliate of an affiliate of Adviser. Prior to confessing any claim against it which may be subject to this indemnification, Penn Series shall give Adviser reasonable opportunity to defend against said claim in its own name or in the name of Penn Series. For purposes of this Section 21 and of Section 20 hereof, no broker or dealer shall be deemed to be acting as agent or contractor of Adviser or any affiliate of Adviser, in effecting or executing any portfolio transaction for a Fund.

         22. Further Assurances. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         23. Dual Interests. It is understood that some person or persons may be, or from time to time become, directors, officers, or shareholders of both Penn Series and Adviser (including its affiliates), and that the existence of any such dual interest shall not affect the validity hereof or of any transactions hereunder except as otherwise provided by a specific provision of applicable law.

         24. Term of Agreement. The term of this Agreement shall begin on the date first above written, and unless sooner terminated as hereinafter provided, this Agreement shall remain in effect until two years from date of execution. Thereafter, this Agreement shall continue in effect from year to year with respect to the Fund, subject to the termination provisions and all other terms and conditions hereof, so long as such continuation shall be specifically approved at least annually (a) by either the board of directors of Penn Series, or by a vote of a majority of the outstanding voting securities of the series of shares of Penn Series representing interests in the Fund and (b) in either event by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the directors of Penn Series who are not parties to this Agreement or interested persons of any such party. Adviser shall furnish to Penn Series, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Agreement with respect to the Fund or any extension, renewal or amendment hereof.

         25. Amendment of Agreement. This Agreement may be amended only by written agreement of Penn Series and the Adviser and only in accordance with the provisions of the Act, the rules and regulations promulgated under the Act and the provisions of any other applicable law or regulation.

         26. Assignment of Agreement. This Agreement shall terminate automatically in the event of its assignment, as required by the Act and rules and regulations promulgated thereunder.

         27. Termination of Agreement. This Agreement may be terminated by Penn Series or by Adviser with respect to any Fund, without the payment of any penalty, upon 60 days' prior notice in writing from Penn Series to Adviser, or upon 90 days' prior notice in writing from Adviser to Penn Series; provided, that in the case of termination by Penn Series, such action shall have been authorized by resolution of a majority of its directors who are not interested persons of any party to this Agreement, or by vote of a majority of the outstanding voting securities of the series of shares of Penn Series representing interests in the Fund.

         28. Miscellaneous.

             A. Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

             B. Interpretation. Nothing herein contained shall be deemed to require Penn Series to take any action contrary to its Articles of Incorporation or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the board of directors of Penn Series of its responsibility for and control of the conduct of the affairs of Penn Series.

             C. Definitions. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act shall be resolved by reference to such term or provision of the Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission validly issued pursuant to the Act. Specifically, the terms "vote of a majority of the outstanding voting securities," "interested person," "assignment," and "affiliated person," as used herein, shall have the meanings assigned to them by Section 2(a) of the Act. In addition, where the effect of a requirement of the Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

             D. Notice. Notice under the Agreement shall be in writing, addressed and delivered or sent by registered or certified mail, postage prepaid, to the addressed party at such address as such party may designate for the receipt of such notices. Until further notice, it is agreed that for this purpose the address of Penn Series is Penn Series Funds, Inc., 600 Dresher Road, Horsham, PA 19044, Attention: President, and that of Adviser is Independence Capital Management, Inc., 600 Dresher Road, Horsham, PA 19044,
             Attention: President.

             E. State Law. The Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Maryland except where such state laws have been preempted by Federal law.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first above written.


                                           PENN SERIES FUNDS, INC.


                                           By:__________________________________
                                               Peter M. Sherman
                                               President


                                           INDEPENDENCE CAPITAL MANAGEMENT, INC.


                                           By:__________________________________
                                               Richardson T. Merriman
                                               Senior Vice President

                                   Schedule A
                                       to
                          INVESTMENT ADVISORY AGREEMENT
                                     between
                             PENN SERIES FUNDS, INC.
                                       and
                      INDEPENDENCE CAPITAL MANAGEMENT, INC.


                                Penn Series Funds


                                Money Market Fund
                           Limited Maturity Bond Fund
                                Quality Bond Fund
                              High Yield Bond Fund
                              Flexibly Managed Fund
                             Growth and Income Fund
                               Growth Equity Fund
                              Large Cap Value Fund
                                 Index 500 Fund
                               Mid Cap Growth Fund
                               Mid Cap Value Fund
                              Emerging Growth Fund
                              Small Cap Value Fund
                            International Equity Fund

                                   Schedule B
                                       to
                          INVESTMENT ADVISORY AGREEMENT
                                     between
                             PENN SERIES FUNDS, INC.
                                       and
                      INDEPENDENCE CAPITAL MANAGEMENT, INC.

------------------------------------------------------------------------------------------------------------------------------------
                NAME OF FUND                                                 INVESTMENT ADVISORY FEES
                                                                      (As a Percentage of the Average Daily
                                                                              Net Assets of the Fund)
------------------------------------------------------------------------------------------------------------------------------------
Money Market Fund                              0.20% with respect to the first $100,000,000 of average daily net assets of the Fund;
                                               0.15% with respect to average daily net assets of the Fund in excess of $100,000,000.
------------------------------------------------------------------------------------------------------------------------------------
Limited Maturity Bond Fund                                                      0.30%
------------------------------------------------------------------------------------------------------------------------------------
Quality Bond Fund                              0.35% with respect to the first $100,000,000 of average daily net assets of the Fund;
                                               0.30% with respect to average daily net assets of the Fund in excess of $100,000,000.
------------------------------------------------------------------------------------------------------------------------------------
High Yield Bond Fund                                                            0.50%
------------------------------------------------------------------------------------------------------------------------------------
Flexibly Managed Fund                                                           0.60%
------------------------------------------------------------------------------------------------------------------------------------
Growth and Income Fund                                                          0.50%
------------------------------------------------------------------------------------------------------------------------------------
Growth Equity Fund                             0.65% with respect to the first $100,000,000 of average daily net assets of the Fund;
                                               0.60% with respect to average daily net assets of the Fund in excess of $100,000,000.
------------------------------------------------------------------------------------------------------------------------------------
Large Cap Value Fund                                                            0.60%
------------------------------------------------------------------------------------------------------------------------------------
Index 500 Fund                                                                  0.07%
------------------------------------------------------------------------------------------------------------------------------------
Mid Cap Growth Fund                                                             0.70%
------------------------------------------------------------------------------------------------------------------------------------
Mid Cap Value Fund                                                              0.55%
------------------------------------------------------------------------------------------------------------------------------------
Emerging Growth Fund                           0.80% of the first $25,000,000 of average daily net assets of the Fund; 0.75% of the next $25,000,000 of average daily net assets of the Fund; and 0.70% of average daily net assets of the Fund in excess of $50,000,000.
------------------------------------------------------------------------------------------------------------------------------------
Small Cap Value Fund                                                            0.85%
------------------------------------------------------------------------------------------------------------------------------------
International Equity Fund                                                       0.85%
------------------------------------------------------------------------------------------------------------------------------------

                                   Schedule C
                                       to
                          INVESTMENT ADVISORY AGREEMENT
                                     between
                             PENN SERIES FUNDS, INC.
                                       and
                      INDEPENDENCE CAPITAL MANAGEMENT, INC.


--------------------------------------------------------------------------------
      NAME OF FUND                                    EXPENSE LIMITATIONS
                                           (As a Percentage of the Average Daily
                                                   Net Assets of the Fund)
--------------------------------------------------------------------------------
Money Market Fund(1)                                         0.80%
--------------------------------------------------------------------------------
Quality Bond Fund(1)                                         0.90%
--------------------------------------------------------------------------------
High Yield Bond Fund(2)                                      0.90%
--------------------------------------------------------------------------------
Flexibly Managed Fund(2)                                     1.00%
--------------------------------------------------------------------------------
Growth Equity Fund(1)                                        1.00%
--------------------------------------------------------------------------------
Large Cap Value Fund(1)                                      1.00%
--------------------------------------------------------------------------------
Emerging Growth Fund(2)                                      1.15%
--------------------------------------------------------------------------------
Small Cap Value Fund(1)                                      1.15%
--------------------------------------------------------------------------------
International Equity Fund(1)                                 1.50%
--------------------------------------------------------------------------------

         (1) With respect to each of the Money Market, Quality Bond, Growth Equity, Large Cap Value, Small Cap Value and International Equity Funds, to the extent that a Fund's total expenses for a fiscal year (excluding interest, taxes, brokerage, other expenses which are capitalized in accordance with generally accepted accounting principles, and extraordinary expenses, but including investment advisory and administrative and corporate services fees before any adjustment pursuant to this provision) exceed the expense limitation for that Fund in an amount up to and including 0.10% of the average daily net assets of the Fund, such excess amount shall be a liability of Adviser to Penn Series. The liability (if any) of Adviser to pay Penn Series such excess amount shall be determined on a daily basis. If, at the end of each month, there is any liability of Adviser to pay Penn Series such excess amount, the advisory fee shall be reduced by such liability. If, at the end of each month, there is no liability of Adviser to pay Penn Series such excess amount and if payments of the advisory fee at the end of prior months during the fiscal year have been reduced in excess of that required to maintain expenses within the expense limitation, such excess reduction shall be recaptured by Adviser and shall be payable by Penn Series to Adviser along with the advisory fee payable to Advisor for that month.

         (2) With respect to each of the Emerging Growth, Flexibly Managed and High Yield Bond Funds, to the extent that a Fund's total expenses for a fiscal year (excluding interest, taxes, brokerage, other expenses which are capitalized in accordance with generally accepted accounting principles, and extraordinary expenses, but including investment advisory and accounting administrative and corporate service fees before any adjustment pursuant to this provision) exceed the expense limitation for the Fund, one-half of such excess amount shall be a liability of Adviser to Penn Series. The liability (if any) of Adviser to pay Penn Series one-half of such excess amount shall be determined on a daily basis. If, at the end of each month, there is any liability of Adviser to pay Penn Series such excess amount, the advisory fee shall be reduced by such liability. If, at the end of each month, there is no liability of Adviser to pay Penn Series such excess amount and if payments of the advisory fee at the end of prior months during the fiscal year have been reduced in excess of that required to maintain expenses within the expense limitation, such excess reduction shall be recaptured by Adviser and shall be payable by Penn Series to Adviser along with the advisory fee payable to Adviser for that month. If, at the end of the fiscal year, there is any remaining liability of Adviser to pay Penn Series such excess amount (which has not been paid through reduction of the advisory fee), Adviser shall remit to Penn Series an amount sufficient to pay such remaining liability.




                                       C-2